Exhibit 10.2

	  AMENDMENT NO. 1 TO AMENDED AND RESTATED COMMERCIAL LOAN AND
	  -----------------------------------------------------------
			       SECURITY AGREEMENT
			       ------------------

    This AMENDMENT NO. 1 TO AMENDED AND RESTATED COMMERCIAL LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 9th day of May, 2006, by and among TRANS-LUX CORPORATION, a Delaware corporation, with its chief executive office and principal place of business located at 110 Richards Avenue, Norwalk, Connecticut 06854 ("Borrower"), each of the other corporations signatory hereto as guarantors (collectively, the "Guarantors"), and PEOPLE'S BANK, a Connecticut chartered banking corporation with an office located at 350 Bedford Street, Stamford, Connecticut 06901 ("Lender").

				  WITNESSETH:

    WHEREAS, Lender has made certain loans (collectively, the "Loans") to Borrower pursuant to a certain Amended and Restated Commercial Loan and Security Agreement dated as of December 23, 2004 (as amended from time to time, the "LSA");

    WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the LSA;

    WHEREAS, the Guarantors have guaranteed all obligations of the Borrower to the Lender under the LSA and related Loan Documents pursuant to a certain Amended and Restated Unlimited Guaranty dated as of December 23, 2004 (as the same may be amended or reaffirmed from time to time, the "Guaranty Agreement");

    WHEREAS, as security for its obligations to the Lender, including, without limitation, those arising under the LSA the Borrower has, among other things, granted to the Lender a lien on and security interest in all of its personal property assets pursuant to the LSA; and WHEREAS, as security for their respective obligations to the Lender under the Guaranty Agreement, each Secured Guarantor has granted to the Lender a lien on and security interest in all if its personal property assets pursuant to a certain Amended and Restated Guarantor Security Agreement dated as of December 23, 2004 (the "Guarantor Security Agreement"); and

    WHEREAS, Borrower and the Guarantors (collectively, the "Obligors") have requested Lender (i) to retroactively amend certain financial covenants for the quarters ended December 31, 2005 and March 31, 2006; (ii) to prospectively amend certain financial covenants for the quarters ending June 30, 2006, September 30, 2006, December 31, 2006 and all quarters thereafter; (iii) to amend the maturity dates of all Loans to January 1, 2008; (iv) to modify the interest rate applicable to the Line of Credit Loan as well as certain terms and conditions relating to advances under said Line of Credit Loan; (v) to amend and restate the Term Loan Note to reflect the modification of the maturity date applicable thereto; (vi) to modify covenants relating to the maximum amount of non-financed capital expenditures; (vii) to clarify that the proceeds of the Revolving Loans shall not be used to repay Subordinated Debt; and (viii) to add an additional mandatory prepayment event and a forbearance and amendment fee; and

    WHEREAS, Section 10.1 of the LSA provides that no modification or amendment of the Credit Agreement shall be effective unless the same shall be in writing and signed by the Lender and Borrower.

    NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and each Obligor agree as follows:

1.  Acknowledgments, Affirmations and Representations and Warranties.

    a.	The Obligors acknowledge, affirm, represent and warrant that:

	 (i) All of the statements contained herein are true and correct and that each understands that the Lender is relying on the truth and completeness of such statements to enter into this Agreement.

	 (ii) As of May 1, 2006, the Borrower is legally and validly indebted to the Lender: (A) by virtue of the Term Loan in the principal amount of $8,750,000.00, (B) by virtue of the Revolving Loan in the principal outstanding amount of $850,000.00, (C) by virtue of the Line of Credit Loan in the principal outstanding amount of $0.00, (D) by virtue of the Converted Term Loan in the principal amount of $0.00, plus interest and fees accrued and accruing on each of the foregoing and costs and expenses of collection, including without limitation, attorneys' fees, relating thereto and there is no defense, offset or counterclaim with respect to any of the foregoing or independent claim or action against the Lender.

	 (iii) Each Guarantor is legally and validly indebted to the Lender by virtue of the Guaranty Agreement and there is no defense, offset or counterclaim with respect thereto or independent claim or action against the Lender.

	 (iv) The resolutions previously adopted by the Board of Directors of the Borrower and provided to the Lender have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions described herein.

	 (v) The Borrower has the power and authority to enter into, and has taken all necessary corporate action to authorize, this Agreement and the transactions contemplated hereby and thereby.

	 (vi) The resolutions previously adopted by the Board of Directors of each of the Guarantors and provided to the Lender have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions described herein.

	 (vii) Each Guarantor has the power and authority to enter into, and has taken all necessary corporate action to authorize, this Agreement and the transactions contemplated hereby and thereby.

	 (viii) All representations, warranties and covenants contained in, and schedules and exhibits to, the LSA, the Guaranty Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, are incorporated herein by reference and are hereby remade except that
Schedule 4.4(c) to the LSA relating to outstanding indebtedness of the Borrower and the Guarantors is hereby updated and replaced with Schedule 4.4(c) attached hereto.

	 (ix) After giving effect to the amendments provided herein, no Default currently exists under the LSA, the Guaranty Agreement or any of the other Loan Documents and no condition exists which would constitute a default or an event of default (howsoever defined) under any of the Loan Documents but for the giving of notice or passage of time, or both.

	 (x) The consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of terms, conditions or provisions of the Borrower's or any Guarantor's Certificate of Incorporation or Bylaws or any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower or any Guarantor is a party or by which it is bound, does not constitute a default under any of the foregoing and does not violate any federal, state or local law, regulation or order or any order of any court or agency which is binding upon the Borrower or any Guarantor.

2.  Amendment of LSA and other Loan Documents.

    a.	Section 1.1 of the LSA entitled "Defined Terms" is amended as follows:

	 (i) by deleting the definition of "Existing Term Notes" set forth therein in its entirety and by substituting the following therefor:

	      "Existing Term Note" means that certain Replacement Term Loan Promissory Note of the Borrower payable to the Lender dated December 23, 2004 in the original principal amount of $10,000,000.

	 (ii) by deleting the definition of "Maturity Date" set forth therein in its entirety and by substituting the following therefor:

	      "Maturity Date" means: (i) with respect to the Term Loan, January 1, 2008; (ii) with respect to all outstanding Line of Credit Loans and all Converted Term Loans, January 1, 2008; and (iii) with respect to all outstanding Revolving Loans, January 1, 2008.

	 (iii) by adding the following defined terms in alphabetical order:

	      "Additional Mandatory Prepayment Event" shall have the meaning set forth in Section 2.19A hereof.

	      "Forbearance and Amendment Fee" shall mean the fee to be paid by the Borrower to the Lender in consideration of the amendments and waivers granted by the Lender to the Borrower and the Guarantors as set forth in that certain Amendment No. 1 to Amended and Restated Commercial Loan and Security Agreement among the Borrower, the Guarantors
	 and the Lender dated as of May 9, 2006 which Forbearance and Amendment
	 Fee shall be paid as follows:	(i) $125,000, if there is an Additional
	 Mandatory Prepayment Event on or before October 1, 2006, (ii) $250,000, if there is an Additional Mandatory Prepayment Event after October 1, 2006 but on or before December 31, 2006, and (iii) $350,000, if there is an Additional Mandatory Prepayment Event after December 31, 2006.

	      "Routine Asset Transfer" means the transfer of assets of the Borrower and/or any Guarantor which are permitted under Section 6.6 hereof.

    b.	Section 2.2 of the LSA is hereby entitled "Term Loan" is hereby amended as follows:

	(i) by deleting Section 2.2(a) in its entirety and by substituting the following therefor:

	      "(a) The Lender extended to the Borrower a term loan in the original principal amount of $10,000,000 on December 23, 2004 (the "Term
Loan") which Term Loan has an outstanding principal balance of $8,750,000.00 as of May 9, 2006."

    (ii) by deleting Section 2.2(b) therein in its entirety and by substituting the following therefor:

	      "(b) The Term Loan shall be evidenced by, and repaid in accordance with the promissory note of the Borrower, substantially in the form attached hereto as Exhibit B (the "Term Loan Note"). The Term Loan
	 Note issued to Lender shall (i) be executed by the Borrower, (ii) be payable to Lender and be dated as of May 9, 2006, (iii) be in a stated principal amount equal to $8,750,000.00 and be payable as provided in
	 Section 2.2(d), (iv) mature on the Maturity Date of the Term Loan, (v) bear interest as provided in Section 2.5, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. The Term Loan Note amends, restates and replaces in its entirety the Existing Term Note provided, however, that the amendment, restatement and replacement of the Existing Term Note shall in no way be construed as a novation of the Borrower's indebtedness evidenced by the Existing Term Note."

    c.	Section 2.3 of the LSA entitled "Line of Credit" is hereby amended as follows:

	(i) by deleting Section 2.3(d) in its entirety and by substituting the following therefor:

	      "(d) The Borrower may prepay the Line of Credit, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid on any Business Day, without any Make-Whole Premium."

	      (ii) by adding the following subsection immediately after Section
	 2.3(e):

	      "(f) Advances under the Line of Credit Loan shall be subject to the following additional terms and conditions:

	      (i) Simultaneously with the making of each Line of Credit Loan, the Borrower shall pay to the Lender a line of credit advance fee equal to 1.25% of the principal amount of each Line of Credit Loan.

	      (ii) Each Line of Credit Loan shall be in a minimum principal amount of not less than $1,000,000.

	      (iii) Simultaneously with the making of each Line of Credit Loan, the Borrower repay the Subordinated Notes from cash on hand in an amount equal to not less than the principal amount of the Line of Credit Loan then being made. For purposes hereof, cash on hand shall not include any cash proceeds received from the Line of Credit Loans."

    d.	Section 2.4 of the LSA entitled "Conversion to the Converted Term Loan"
is hereby amended as follows:

	      (i) by deleting Section 2.4(b) in its entirety and by substituting the following therefor:

	      "(b) The Converted Term Loan shall be evidenced by , and repaid with interest in accordance with, the promissory note of the Borrower, substantially in the form of Exhibit D hereto (such promissory note is referred to herein as the "Converted Term Note"). On the Conversion Date, the Borrower shall issue the Converted Term Note to the Lender which shall (i) be executed by the Borrower, (ii) be payable to Lender and be dated the Conversion Date, (iii) be in a stated principal amount equal to the outstanding principal amount of all Line of Credit Loans on the Conversion Date, (iv) be payable in quarterly installments of principal and interest based on a 4-year straight line amortization schedule with a final payment of all outstanding principal and interest due on the Maturity Date of the Converted Term Loan, (v) mature on the Maturity Date of the Converted Term Loan, (vi) bear interest as provided in
Section 2.5, and (vii) be entitled to the benefits of this Agreement and the other Loan Documents."

	      (ii) by deleting Section 2.4(c) in its entirety and by substituting the following therefor:

	      "(c) The Borrower may prepay the Converted Term Loan, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid on any Business Day, without any Make-Whole Premium."

    e.	Section 2.5 of the LSA entitled "Interest Provisions" is hereby amended by deleting Section 2.5(a)(ii) entitled "Line of Credit Loans" in its entirety and by substituting the following therefor:

	      (ii) Line of Credit Loans. Subject to the provisions of Sections 2.5(c) or 2.12 hereof, during the period from the date made through and including the date of payment in full, each Line of Credit Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, on a floating basis."

    f.	Section 2.5 of the LSA entitled "Interest Provisions" is hereby further amended by deleting Section 2.5(a)(iv) entitled "Converted Term Loan" in its entirety and by substituting the following therefor:

	      "(iv) Converted Term Loan. Subject to the provisions of Sections 2.5(c) or 2.12 hereof, during the period from the date made through and including the date of payment in full, the Converted Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, on a floating basis. Interest payments shall be due and payable in arrears commencing on April 1, 2007 and continuing on the first Business Day of each subsequent fiscal quarter of the Borrower thereafter through and including the Maturity Date of the Converted Term Loan."

    g.	Section 2.15 of the LSA entitled "Use of Proceeds" is hereby deleted in its entirety and the following is substituted therefor:

	      "Section 2.15 Use of Proceeds. The proceeds of the Term Loan were used by the Borrower to refinance the term loans replaced by the Existing Term Loans. The proceeds of the Revolving Loans made hereunder shall be used by the Borrower for itself or for its Subsidiaries to support the Borrower's working capital requirements and trading assets and to purchase equipment but in no event shall the proceeds of any Revolving Loans be used by the Borrower to repay any Subordinated Debt. The proceeds of the Line of Credit Loans shall be used by the Borrower solely for the purpose of funding the repayment of up to 50% of the Subordinated Notes. The Letters of Credit shall finance the Borrower's purchase of goods in the ordinary course of its business. The Borrower will not, directly or indirectly, use any part of the proceeds of any of the Loans, or any Letter of Credit, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock."

    h.	Article 2 of the LSA is hereby amended by adding the following section immediately after Section 2.19:

	      "Section 2.19A Additional Mandatory Prepayments. Except for Routine Asset Transfers, in the event that the Borrower or any Secured Guarantor sells, leases, assigns or otherwise transfers any of its assets other than in the ordinary course of business, then, simultaneously with such sale, lease, assignment or transfer (each such sale, lease, assignment or transfer being referred to herein as an "Additional Mandatory Prepayment Event"): (a) the Revolving Loan Commitment and the Line of Credit Commitment shall automatically terminate; (b) the obligation of the Lender to issue any Letters of Credit shall automatically and immediately terminate; (c) the Borrower shall immediately prepay all Loans and all other outstanding Obligations; (d) the Borrower shall deposit in an account with the Lender an amount in cash equal to the Available Amount as of the date of the Additional Mandatory Prepayment Event which amounts shall be held by the Lender as collateral for the payment and performance of all Reimbursement Obligations then arising or which in the future arise for any and all outstanding Letters of Credit and the Lender shall have exclusive dominion and control over such account; and
	 (e) the Borrower shall pay to the Lender the applicable Forbearance and Amendment Fee.


    i.	Article 6 of the LSA is hereby amended by adding the following section immediately after Section 6.14:

	      "Section 6.15 Limitations on Non-Financed Capital Expenditures. Make Non-Financed Capital Expenditures (as that term is defined in Section 7.5(h) hereof) in excess of $1,000,000 per fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending September 30, 2006."

    j.	Section 7.1 of the LSA entitled "Minimum Fixed Charge Coverage Ratio" is hereby deleted in its entirety and the following is substituted therefor:

	      "Section 7.1 Minimum Fixed Charge Coverage Ratio.

	      (A) Maintain as of the end of the fiscal quarters of the Borrower ending on each December 31, 2005, March 31, 2006 and June 30, 2006, in each case for the then ended Rolling Period, a ratio of (i) EBITDA for such period minus total Non-Financed Capital Expenditures during such period minus total dividends paid during such period divided by (ii) Current Maturities of Long-Term Debt as of the end of such period plus Interest Expense for such period plus total cash taxes paid for corporate income taxes for such period of not less than 1.10 to 1.00.

	      (B) Maintain as of the end of the fiscal quarter of the Borrower ending on September 30, 2006 and as of the end of each fiscal quarter thereafter, in each case for the then ended Rolling Period, a ratio of
	 (i) EBITDA for such period minus total Non-Financed Capital Expenditures during such period minus total dividends paid during such period divided by (ii) Current Maturities of Long-Term Debt as of the end of such period plus Interest Expense for such period plus total cash taxes paid for corporate income taxes for such period of not less than 1.20 to 1.00."

    k.	Section 7.2 of the LSA entitled "Minimum Tangible Net Worth" is hereby deleted in its entirety and the following is substituted therefor:

	      "Section 7.2 Minimum Tangible Net Worth. Maintain at all times on and after December 31, 2005, Tangible Net Worth of not less than $19,000,000."

    l.	Section 7.5 of the LSA entitled "Certain Financial Terms" is hereby amended as follows:

	      (i) by deleting the definition of "Capital Expenditures" set forth in Section 7.5(b) in its entirety and by substituting the following therefor:

		   "(b) "Capital Expenditures" means the difference of:  (i) the
	      gross amounts paid or accrued by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP; minus (ii) $2,500,000."

	      (ii) by deleting the definition of "Current Maturities of Long-Term Debt" set forth in Section 7.5(d) in its entirety and by substituting the following therefor:

		   "(d) "Current Maturities of Long-Term Debt" means, with
	      respect to all Debt which, in accordance with GAAP, may be properly classified as long-term debt: (i) the portion of such Debt which is due within one (1) year from the date of determination thereof; minus (ii) the portion of such Debt due on December 1, 2006 under the Subordinated Notes."

	      (iii) by deleting the definition of "Non-Financed Capital Expenditures" set forth in Section 7.5(h) in its entirety and by substituting the following therefor:

		   "(h) "Non-Financed Capital Expenditures" means those Capital
	      Expenditures which were not financed with the proceeds of the Loans or other Indebtedness permitted hereunder; provided, however, that such Non-Financed Capital Expenditures shall not include Non-Financed Capital Expenditures which the Borrower certifies to the Lender will be financed within 180 days from the date such Non-Financed Capital Expenditure was made; and provided, further, however, that in the event the Capital Expenditure Financing does not occur within the time period provided, said Non-Financed Capital Expenditure shall be included in the definition of Non-Financed Capital Expenditures for purposes of the calculation of the Borrower's Minimum Fixed Charge Coverage Ratio set forth in Section 7.1 and for purposes of determining compliance with Section 6.15 hereof."

    m.	The replacement term loan promissory note attached to the LSA as Exhibit
B is hereby deleted and the Second Replacement Term Loan Promissory Note attached hereto as Exhibit A is substituted therefor.

    n.	The form of converted term loan promissory note attached to the LSA as
Exhibit D is hereby deleted and the Form of Converted Term Loan Promissory Note attached hereto as Exhibit B is substituted therefor.

    o.	Any reference in any of the Notes or any of the other Loan Documents to:
(i) the Amended and Restated Commercial Loan and Security Agreement between the Borrower and the Lender dated as of December 23, 2004 (howsoever defined), shall be amended to refer to and mean the Amended and Restated Commercial Loan and Security Agreement between the

Borrower and the Lender dated as of December 23, 2004, as amended and modified by this Agreement.

3.  Effect of Amendment; Reaffirmation of Liens and other Obligations.	Lender
and each Obligor hereby agree and acknowledge that except as provided in this Agreement and the Second Replacement Term Loan Promissory Note, the LSA, the Guaranty Agreement, the Guarantor Security Agreement and the other Loan Documents (together with all Schedules and Exhibits attached hereto) remain in full force and effect and have not been modified or amended in any respect, it being the intention of Lender and each Obligor that this Agreement and the LSA be read, construed and interpreted as one and the same instrument. In addition:
(i) the Borrower acknowledges, affirms and agrees that the Lender's security interest in the Collateral shall continue to secure any and all of the Borrower's indebtedness to the Lender, including without limitation, the indebtedness arising under the LSA, as amended hereby; and (ii) each Guarantor acknowledges, affirms and agrees that (A) the Obligations of the Borrower to the Lender which have been guaranteed by such Guarantor include, without limitation the Loans, as modified hereby; and (B) each Secured Guarantor acknowledges, affirms and agrees that the Lender's security interest in the Collateral (as defined in the Guarantor Security Agreement) shall continue to secure the payment and performance of all of its obligations and liabilities to the Lender arising under the Guaranty Agreement.

4.  Fees and Expenses.	In addition to any Forbearance and Amendment Fee that
may be due, the Borrower agrees to pay all legal fees and expenses of Lender incurred in connection with the preparation, negotiation and execution of this Agreement and the other documents executed and/or delivered in connection herewith.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (except its conflicts of laws provisions).

6. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

7.  Capitalized Terms.	All capitalized terms not otherwise defined in this
Agreement shall have the meanings ascribed to such terms in the LSA.

8. Benefit. This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

			 [NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, Lender, Borrower and Guarantors have executed this Agreement as of the date first above written. WITNESSES:

				       TRANS-LUX CORPORATION


				       By: /s/ Angela D. Toppi
					   -----------------------------------
					   Name:  Angela D. Toppi
					   Its:  Executive Vice President
					   Duly Authorized

				       TRANS-LUX DISPLAY CORPORATION
				       TRANS-LUX MIDWEST CORPORATION
				       TRANS-LUX WEST CORPORATION
				       TRANS-LUX DURANGO CORPORATION
				       TRANS-LUX SERVICE CORPORATION
				       TRANS-LUX FOUR CORNERS CORPORATION
				       TRANS-LUX LOS LUNAS CORPORATION
				       TRANS-LUX MONTEZUMA CORPORATION
				       TRANS-LUX REAL ESTATE CORPORATION
				       TRANS LUX SUMMIT CORPORATION
				       TRANS-LUX TAOS CORPORATION
				       TRANS-LUX VALLEY CORPORATION
				       TRANS-LUX WYOMING CORPORATION
				       TRANS-LUX CASTLE ROCK COPORATION
				       TRANS-LUX COCTEAU CORPORATION
				       TRANS-LUX COLORADO CORPORATION
				       TRANS-LUX DESERT SKY CORPORATION
				       TRANS-LUX DREAMCATCHER CORPORATION
				       TRANS-LUX HIGH FIVE CORPORATION
				       TRANS-LUX LARAMIE CORPORATION
				       TRANS-LUX LOMA CORPORATION
				       TRANS-LUX SKYLINE CORPORATION
				       TRANS-LUX STARLIGHT CORPORATION
				       TRANS-LUX STORYTELLER CORPORATION
				       TRANS-LUX NEW MEXICO CORPORATION
				       TRANS-LUX HOLDING CORPORATION
				       TRANS-LUX CINEMA CONSULTING CORPORATION
				       TRANS-LUX LOVELAND CORPORATION
				       TRANS-LUX MOVIE OPERATIONS CORPORATION
				       TRANS-LUX MULTIMEDIA CORPORATION


				       By: /s/ Angela D. Toppi
					   -----------------------------------
					   Angela D. Toppi
					   Its:  Executive Vice President

				       PEOPLE'S BANK

				       By: /s/ Martin H. Anderson
					   -----------------------------------
					   Name:  Martin H. Anderson
					   Its:  Vice President
					   Duly Authorized